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                                                                   EXHIBIT a(12)

                         PILGRIM VARIABLE PRODUCTS TRUST

              CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND
                             REDESIGNATION OF SERIES

                                                             RECEIVED
                                                            MAR 5 2002
                                                   SECRETARY OF THE COMMONWEALTH
                                                       CORPORATIONS DIVISION

The undersigned, being all of the trustees of Pilgrim Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 and
Section 5.11 of the Trust's Declaration of Trust dated December 17, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust, effective March 1,2002, to redesignate the "Pilgrim VP Growth & Income Portfolio" series of the Trust the "ING VP Large Company Value Portfolio."

                         SECRETARY OF THE COMMONWEALTH
                               02 MAR-5 AM 11:36
                              CORPORATION DIVISION
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         IN WITNESS WHEREOF, the undersigned have this day signed this
Certificate of Amendment of Declaration of Trust and Redesignation of Series.

Dated March 1, 2002.

/s/ Paul S. Doherty, as Trustee             /s/ Jock Patton, as Trustee
--------------------------------            ------------------------------------
Paul S. Doherty, as Trustee                 Jock Patton, as Trustee

/s/ J. Michael Earley, as Trustee           /s/ David W.C. Putnam, as Trustee
---------------------------------           ------------------------------------
J. Michael Earley, as Trustee               David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein, as Trustee       /s/ Blaine E. Rieke, as Trustee
-------------------------------------       ------------------------------------
R. Barbara Gitenstein, as Trustee           Blaine E. Rieke, as Trustee

/s/ R. Glenn Hilliard, as Trustee           /s/ John G. Turner, as Trustee
---------------------------------           ------------------------------------
R. Glenn Hilliard, as Trustee               John G. Turner, as Trustee

/s/ Walter H. May, as Trustee               /s/ Roger B. Vincent, as Trustee
--------------------------------            ------------------------------------
Walter H. May, as Trustee                   Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney, as Trustee         /s/ Richard A. Wedemeyer, as Trustee
-----------------------------------         ------------------------------------
Thomas J. McInerney, as Trustee             Richard A. Wedemeyer, as Trustee